EXHIBIT 3.9

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles Of Organization Limited-Liability Company

(PURSUANT TO NRS 86)

Filed in the office of
Dean Heller
Secretary of State
State of Nevada

Document Number
20060499217-00
Filing Date and Time
08/03/2006 9:55 AM
Entity Number
E0573912006-1

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company	CITYCENTER BOUTIQUE RESIDENTIAL DEVELOPMENT, LLC — Check box if a Series Limited-Liability Company ☐
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Bryan L. Wright (Name) 3950 Las Vegas Boulevard South (Physical Street Address), Las Vegas (City), NEVADA 89119 (Zip Code) Additional Mailing Address: City / State / Zip Code
3. Dissolution Date: (OPTIONAL-see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. Management: (check one)	Company shall be managed by ☒ Manager(s) OR ☐ Members
5. Names Addresses, of Manager(s) or Members: (attach additional pages as necessary)	J. Terrence Lanni (Name) 3600 Las Vegas Blvd. South (Address), Las Vegas (City), NV (State) 89109 (Zip Code) James J. Murren (Name) 3600 Las Vegas Blvd. South (Address), Las Vegas (City), NV (State) 89109 (Zip Code) Gary N. Jacobs (Name) 3600 Las Vegas Blvd. South (Address), Las Vegas (City), NV (State) 89109 (Zip Code)
6. Names, Addresses and Signatures of Organizers (if more than one organizer attach additional page)	Bryan L. Wright (Name) — Signature: [signature] 3950 Las Vegas Blvd. South (Address), Las Vegas (City), NV (State) 89119 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named limited-liability company. [signature] Authorized Signature of R.A. or On Behalf of R.A. Company — Date 8/3/06

This form must be accompanied by appropriate fees.

Reset

Nevada Secretary of State Form LLC ARTS 2005
Revised on 12/10/05

INITIAL LIST OF MANAGERS OR MANAGING MEMBERS AND RESIDENT AGENT OF

CITYCENTER BOUTIQUE RESIDENTIAL DEVELOPMENT, LLC

(Name of Limited-Liability Company) FOR THE FILMS PERIOD OF;. TO j

FILE NUMBER

The corporation's duly appointed resident agent in The State of Nevada upon whom process can Se served is:

Bryan L.Wright

3950 Las Vegas Blvd. South

Las Vegas. NV 89119

Field in the office of

Dean Heller

Secretary of State

State of Nevada

Document Number

20060509916-98

filing Date and Time

08/09/2006 10:44 AM

Entity Number

E0573912006-1

A FORM TO CHANGE RESIDENT AGENT INFORMATION CAN BE FOUND ON OUR WEBSITE; secretaryofsfata.biz

Important Read instructions before completing and returning this form. THE ABOVE SPACE IS FOR OFFJCE USE ONLY

[X] Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to resident agent)

Print or type B names and addresses, either residence or business, for all managers or managing members. A manager, or if none, a Managing Member of the LLC must sign the form form WILL BE RETURNED IF UNSIGNBO

If there are additional manager or managing members, a attach a list of them to this form,

Return the completed form with the $125.00 Wing fee. A WS.OO penalty must be added for failure to lie this form by the last day of first month following, organisation date.

Make your check payabls to the Secretary of Stale. Yeur cancefed check wi» constitute a certificate to transect business.

Ordering Cedes: if requested stem, oneffla stamped copy will He returned at no additional charge! To receive a certified copy, enclose an additional $30.00 per certification. A copy tee of $2,00 per page is raquired Sr each additional copy generated when entering 2 or more 8e stemped or cenilted copies. Appropriate. Instructions must accompany yow order.

Return Ilia completed*™ 1o: Secretary ol state. 202 Nortt) Carson Slreet Carwn City. NV«97O1-42OI. (776J 6B4-570S.

Foim most be in Die possession of the Secretary or Stats mi or Batons the last day or Vie tint montii fallowing the initial reinstation date. (Poitmart data is not sewpted as receipt date.) Psrms received alterdue date will Hi returned lor additional fees and penalties.

FILING FEE: $12500 LATE PENALTY: S7S 0D

.NAME „

|J. Terrence Lanni

ADDRESS \

3600 Las Vegas Blvd. South

(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED) [X] MANAGER [] MANAGING MEMBER

ZIP

CITY ST

Las Vegas NV 89109

NAME

James J. Murren

ADDRESS

3600 Las Vegas Blvd. South

(DOCUMENT VWLL BE REJECTED IF TITLE NOT INDICATED) [X] MANAGER [] MANAGING MEMBER

.,. ST.

!;nv

CITY

! 189109

Las Vegas

NAME

Gary N. Jacobs

ADDRESS

3600 Las Vegas Blvd. South

(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED) [X] MANAGER [] MANAGING MEMBER

.CITY Las Vegas ST ZIP 89109

NAME

(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED) [X]Manager! [] MANAGING MEMBER

ADDRESS

CITY

ST

ZIP

NAME

(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED) [] MANAGER [] MANAGING MEMBER

ADDRESS

CITY

ST

ZIP

I declare, to the best of my knowledge under penalty of parjwy, that the above mention«d entity ha« complied with the provision of NRS 360,780 and acknowledge that pursuant to NRS 239.330, It Is a category C felony to kolinsky offer any fame of office for filing Office of the Secretary of State.

[GRAPHIC APPEARS HERE]

Title ;Manager Date

/s/ Gary N. Jacobs

X Signature of Manager or Managing Member

Nevada Secretary of Stale Form initial list

LLC 2003

Revised on 03/07/06

ADDENDUM TO INITIAL LIST OF MANAGERS AND MANAGING MEMBERS OF CITYCENTER BOUTIQUE RESIDENTIAL DEVELOPMENT, LLC

J. Terrence Lanni, President

James J. Murren, Treasurer

Gary N. Jacobs, Secretary

Bryan L. Wright, Assistant Secretary

ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 897014239

(775) 684 5708

Website: secrataryofstate.biz

Amendment to Articles of Organization

(PURSUANT TO NRS 86.221)

Filed in the office of Document Number

20070840207-50

Ross Miller Secretary of State ..State of Nevada

Filing Date and Time

12/11/2007 9:50 AM

Entity Number

E0573912006-1

USE BLACK INK ONLY—DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Organization

For a Nevada Limited-Liability Company (Pursuant to NRS 86.221)

1. Name of limited-liability company:

CITYCENTER BOUTIQUE RESIDENTIAL DEVELOPMENT, LLC

2. The company is managed by: [] Managers OR [X] Members

(check only one box)

3. The articles have been amended as follows (provide articles numbers, if available)*:

Article 4. Entity Is member managed.

4. Signature (must be signed by at least one manager or by a managing member):

Signature

/s/ auth representative

* 1) If amending company name, it must contain the words "Limited-Liability Company/1 "Limited Company," or "Limited," or the abbreviations "Ltd.," "L.L.C.," or "L.C.," "LLC" or "LC." The word "Company" may be abbreviated as "Co." 2) If adding managers, provide names and addresses.

FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

Nevada Secretary oJ Slate AM 66221 Amend 2007 Revised on; 01/01/07

ROSS MILLER

Secretary of State

204 North Carson Street, Sufte 1

Carson City, Nevada 69701-4520

(775)6845708

website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78,

78A, 80, 81, 82, 84, 83, 87,87A, 88, 88a 89 AND 92A)

B&M9AND92A)

Filed in the office of Document Number

20090783423-98

Ross Miller Secretary of State

State of Nevada

Filing Date and Tune

11/09/200911:11 AM

Entity Number

E0573912006-1

USE BLACK INK ONLY. DO NOT HIGHLIGHT Above space is for office use only

Certificate of Correction (Pursuant to NRS Chapters 78,78A, 80, 81, 82, 84,86, 87, 87Af 8?, 88A, 89 and 92A)

1. The name of the entity for which correction is being made: '

CityCenter Boutique Residential Development, LLC

2. Description of the original document for which correction is being made:

Certificate of Amendment to Articles of Organization for a Nevada Limited liability Company (Document Number 20070840207-50) " .

Filing date of the original document for which correction is being made: 12/11/07

Description of the inaccuracy or defect • ?

The Company was manager-managed and amended its articles by flliog a Certificate of Amendment on 12fl IKH in order/to change its status to that of member-managed. However, such amendment was prepared with defects: (0 Section 2 of the amendment incorrectly indicated that the Company was managed by members wbeti it was still managed by managers; and (ii) Section 3 of the amendment did not provide the name and address of the managing member and sole member.

5. Correction of the inaccuracy or defect.

Section 2 of the Certificate of Amendment shall be corrected to provide that the Company was managed by Managers. Section 3 of the Certificate of Amendment shall be corrected to provide that; (i) Article 4 of the Articles of Organization filed 8/3/06 snail be amended to provide that the Company shall be managed by its sole member; and <ii) Article 5 of the Articles of Qrganiastioo shall be amended to provide the Company's sole member and managing rnember H CiryCester Land, IXC and the the address of the sole member and managing member is e/b MGM MIRAGE, 3950 Las Vegas Blvd. South, Las Vegas, NV 89119.

CityCenter land, LLC, it Nevada limited liability company, Sole Mcaftet 6. Signature; By; G'tyCenta Holdings, LLC aDelawoe limited liability wmpanj-, sole member of CflyCenter Land, LLC

[GRAPHIC APPEARS HERE] By: Prtjfftct OC, LLC, a Nevada limited liability company, the managing morober of CitjC«iS«r Holdings, LLC

Title

• If entity ii ^corporation, it must be signed by an officer [f stock has been issued, OR an incorporator or director If stock has not been fssuajr a llnilMd-Slablltty company, by a manager or managing members: a limited partnership or limited-liability limited partnership, by a genera! partner a limited-liability partnership, by a managing partner; a business trust, by a trustee.

. IMPORTANT: failure to include any of the above information and submit with the proper fees may cause this filing to be rejected this form must be accompanied by appropriate fees,